Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2018, relating to the consolidated financial statements of Cboe Global Markets, Inc., and the effectiveness of Cboe Global Markets, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cboe Global Markets, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
May 18, 2018